Exhibit 99.2

In this Current Report on Form 8-K:

•	“ADESA” refers to ADESA, Inc. and its subsidiaries;

•

the “Equity Sponsors” refers, collectively, to GS Capital Partners VI, L.P., Kelso Investment Associates VII, L.P., Parthenon Investors II, L.P. and ValueAct Capital Master Fund, L.P., which will own through their respective affiliates substantially all of our equity after completion of the Transactions;

•	“IAAI” refers to Insurance Auto Auctions, Inc. and its subsidiaries;

•

“KAR Holdings” refers to KAR Holdings, Inc., the issuer of the notes and a Delaware corporation that is a wholly owned subsidiary of KAR LLC. KAR Holdings will be the parent company of ADESA and IAAI following the completion of the Transactions;

•	“KAR LLC” refers to KAR Holdings II, LLC, which will be owned by affiliates of the Equity Sponsors;

•

The “Merger” refers to the merger of KAR Acquisition, Inc., a Delaware corporation that is a wholly owned subsidiary of KAR Holdings, with and into ADESA, with ADESA continuing as the surviving corporation;

•	The “Transactions” refers to the Merger, the offering of the notes and the related transactions expected to occur in connection with the Merger; and

•	“we,” “us” and “our” refer collectively to KAR Holdings and all its subsidiaries, including ADESA and IAAI, after completion of the Transactions, including the Merger.

Summary Historical and Pro Forma Consolidated Financial Data

The summary historical consolidated financial data as of December 31, 2005 and 2006 and for the years ended December 31, 2004, 2005 and 2006 has been derived from the audited consolidated financial statements of ADESA and related notes included elsewhere in this offering circular.

The summary unaudited pro forma consolidated statement of operations data and other financial data for the year ended December 31, 2006 has been prepared to give effect to (i) the Transactions as if they had occurred on the first date of the fiscal year 2006 (December 26, 2005 for IAAI and January 1, 2006 for ADESA) and (ii) IAAI’s acquisition of branches in Erie, Pennsylvania; Indianapolis and South Bend, Indiana; Cincinnati, Cleveland, Columbus, Dayton and Lima, Ohio; Ashland, Kentucky; Buckhannon, West Virginia; Missoula, Montana; Des Moines, Cedar Falls and Sioux City, Iowa; Cicero, New York; and Pulaski, Virginia (the “IAAI 2006 Acquisitions”), which all occurred during IAAI’s 2006 fiscal year, as if each of these acquisitions had been consummated on December 26, 2005. The summary unaudited pro forma consolidated balance sheet data as of December 31, 2006 has been prepared to give effect to the Transactions as if they had occurred on such date. The summary unaudited pro forma consolidated financial data does not purport to represent what our results of operations, balance sheet data or financial information would have been if the Transactions had occurred as of the dates indicated, or what such results will be for any future period.

The data should be read in conjunction with “Non-GAAP Financial Measures,” “Selected Historical Consolidated Financial Data of ADESA,” “Selected Historical Consolidated Financial Data of IAAI,” “Unaudited Pro Forma Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of ADESA,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of IAAI,” the audited consolidated financial statements of ADESA and related notes, the audited consolidated financial statements of IAAI and related notes, and other financial information included elsewhere in this offering circular.

	Year ended December 31,						Pro forma year ended December 31, 2006
	2004		2005		2006
(Dollars in millions)							(unaudited)

Statement of Operations Data:
Net revenues	$925.5		$968.8		$1,103.9		$1,453.0
Cost of sales (excludes depreciation and amortization)	454.4		473.5		563.8		809.0

Gross profit	471.1		495.3		540.1		644.0
Operating expense:
Selling, general and administrative	222.2		227.1		259.2		322.0
Depreciation and amortization	35.9		40.8		46.5		70.6
Other	—		—		9.5		—

Operating income	213.0		227.4		224.9		251.4

Other (income) expense:
Interest expense	25.4		31.2		27.4		240.2
Other expense (income)	(4.5)		(8.6)		(6.9)		(7.4)
Early extinguishment of debt	14.0		2.9		—		1.3

Income before income taxes	178.1		201.9		204.4		17.3
Income taxes	69.1		75.8		77.6		6.8

Net income from continuing operations	109.0		126.1		126.8		10.5
Loss from discontinued operations, net of income taxes	(3.7)		(0.6)		(0.5)		—

Net income	$105.3		$125.5		$126.3		$10.5

Other Financial Data:
EBITDA(1)	$239.4		$273.9		$278.3		$327.6
Adjusted EBITDA(1)							381.6
Cash interest paid(2)	25.5		27.6		23.8		225.1
Capital expenditures	31.2		55.3		37.1		54.6	(3)
Ratio of earnings to fixed charges(4)	6.5	x	6.2	x	6.8	x	1.1	x

Pro Forma Credit Ratios:
Total net debt to Adjusted EBITDA							6.6	x
Adjusted EBITDA to cash interest paid							1.7	x

Balance Sheet Data (at period end):
Available cash and cash equivalents(5)	$212.5		$112.8		$83.1		$90.1
Working capital(6)	358.2		302.0		325.2		405.6
Total assets	1,915.0		1,945.5		1,975.3		3,907.2
Total debt	516.1		432.5		352.5		2,624.9
Total net debt(7)	211.6		192.3		156.8		2,534.8
Total shareholders’ equity	1,011.4		1,089.9		1,203.5		764.2

(1)	EBITDA is defined as net income from continuing operations, plus interest expense, income taxes, depreciation and amortization, as set out in detail below and in the ADESA Consolidated Statements of Income and Cash Flows and IAAI Consolidated Statements of Operations and Cash Flows included elsewhere in this offering circular. See “Unaudited Pro Forma Consolidated Financial Information—Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2006” on page 46.

Adjusted EBITDA consists of EBITDA as further adjusted to exclude (i) certain items and expenses that are permitted to be excluded from the calculation of “Consolidated EBITDA,” as that term is expected to be defined under our new senior secured credit facilities and (ii) the expected incremental revenue and cost savings specified below.

For periods prior to the closing of the transactions, we expect that “Consolidated EBITDA” will be determined in a manner consistent with the presentation of Adjusted EBITDA herein. For further information concerning the definitions of “Consolidated EBITDA” and its function under our new senior secured credit facilities and the notes offered hereby, see “Description of Other Indebtedness,” “Description of Senior Notes” and “Description of Senior Subordinated Notes,” respectively.

We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain covenants that we will be required to satisfy under our new senior secured credit facilities and the notes offered hereby and about our expected incremental revenue and cost savings.

However, we cannot assure you that we will be able to realize these incremental revenues or cost savings or the timing thereof. See “Risk Factors—Risks Relating to Our Business—We may not successfully implement our business strategies or realize our expected cost savings and revenue enhancements.”

EBITDA and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be alternatives to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow for management’s discretionary use, as they do not reflect certain cash requirements such as interest payments, tax payments and debt service requirements. Furthermore, we cannot assure you that charges and expenses categorized as “non-recurring” below will not recur in the future. Because not all companies use identical calculations, these presentations of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Our supplementary adjustments to EBITDA are not in accordance with rules adopted by the SEC that will apply to registration statements filed under the Securities Act (including any registration statement filed for the notes offered hereby) and periodic reports filed under the Exchange Act. As a result, we expect that we will change the way we present such adjustments or eliminate them entirely from the exchange offer or shelf registration statement relating to the notes. See “Non-GAAP Financial Measures.”

EBITDA and Adjusted EBITDA are reconciled to net income from continuing operations as follows (unaudited):

	Year ended December 31,			Pro forma year ended December 31, 2006
	2004	2005	2006
Net income from continuing operations	$109.0	$126.1	$126.8	$10.5
Income taxes	69.1	75.8	77.6	6.8
Interest expense	25.4	31.2	27.4	239.7
Depreciation and amortization	35.9	40.8	46.5	70.6

EBITDA	$239.4	$273.9	$278.3	$327.6

Non-recurring charges(a)				16.3
Non-cash and related non-recurring charges(b)				18.0
Acquisition adjustments(c)				4.4
Other considerations, net(d)				2.8
Incremental cost savings(e)				12.5

Adjusted EBITDA				$381.6

(a)	Non-recurring charges consist of:

Pro forma year ended December 31, 2006
(unaudited)
IAAI:
Dallas flood loss(i)	$3.5
Transaction-related expenses(ii)	0.7
Acquisition costs(iii)	2.6

ADESA:
Hiring & severance expenses(iv)	1.6
Other expenses(v)	1.8
Transaction-related expenses(vi)	6.1

Total	$16.3

(i)	Represents non-recurring costs incurred related to a flood at IAAI’s Grand Prairie, Texas facility.

(ii)	Represents non-recurring professional fees related to the Merger.

(iii)	Represents non-recurring costs incurred related to the IAAI 2006 Acquisitions.

(iv)	Represents certain non-recurring hiring and severance costs related to executives and directors.

(v)	Represents certain non-recurring consulting costs primarily related to a significant system implementation, restructuring management incentive compensation plans, acquisitions and unusual litigation matters at AFC.

(vi)	Represents legal and other professional fees relating to the Merger.

(b)	Non-cash and related non-recurring charges consist of:

Pro forma year ended December 31, 2006
(unaudited)
IAAI:
Loss on extinguishment of debt(i)	$1.3
Non-cash compensation	1.7
Cash vs. GAAP lease expense(ii)	0.8

ADESA:
Loss on assets sold	1.0
Non-cash compensation	5.8
Cash vs. GAAP lease expense(ii)	0.4
Airplane related costs(iii)	4.3
Kitchener-related expenses(iv)	2.7

Total	$18.0

(i)	Represents a non-cash charge related to the early extinguishment of debt.

(ii)	Represents non-cash rent expense recognized in excess of cash rent paid.

(iii)	Includes a non-cash charge of $3.4 million related to the termination of a joint aircraft ownership agreement with ALLETE and the estimated impact of a reduction in airplane operating costs assuming the agreement was terminated at the beginning of the year.

(iv)	Represents a charge to correct unreconciled balance sheet differences concealed by a former employee at ADESA’s Kitchener, Ontario auction facility. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of ADESA—Results of Operations—“Year Ended December 31, 2006”—Selling, General and Administrative Expenses.”

(c)	Acquisition adjustments consist of:

Pro forma year ended December 31, 2006
(unaudited)
ADESA:
Full-year impact of recent acquisitions(i)	$4.4

(i)	Represents the estimated full-year impact of recent acquisitions based on the annualization of the results for those acquired businesses for the periods in 2006 subsequent to the acquisition by ADESA.

(d)	Other considerations, net consist of:

Pro forma year ended December 31, 2006
(unaudited)
IAAI:
Full-year impact of buyer fee—IAAI(i)	5.2

ADESA:
Interest income	(6.5)
Minority interest expense	0.6

Combined:
Sponsor fees(ii)	3.5

Total	$2.8

(i)	Represents the adjustment for the full-year impact of a buyer fee increase implemented in July 2006 on a per vehicle basis. We cannot assure you that we will continue to benefit from this increase in future periods.

(ii)	Represents sponsor financial advisory fees expected to be in place after the Merger that are permitted to be excluded from the calculation of “Consolidated EBITDA,” as that term is expected to be defined under our new senior secured credit facilities.

(e)	Incremental cost savings consist of:

Pro forma year ended December 31, 2006
(unaudited)
Synergies from salvage operations(i)	$10.5
Cost savings related to IAAI 2006 Acquisitions(ii)	2.0

Total	$12.5

(i)	Represents the full-year impact of estimated cost savings expected to be achieved related to the elimination of redundant headcount and other related corporate costs associated with the combination of salvage operations in the Transactions.

(ii)	Represents costs related to former owners from the first day of IAAI’s 2006 fiscal year (December 26, 2005) through the date of acquisition, in each case, which were eliminated upon consummation of the applicable IAAI 2006 Acquisition.

(2)	Amounts exclude the amortization of debt issuance costs and non-cash interest related to our indebtedness, including our capital lease obligations.

(3)	The 2006 pro forma amount excludes amounts related to the IAAI 2006 Acquisitions entities prior to the respective acquisition date.

(4)	For purposes of determining the ratio of earnings to fixed charges, earnings consist of income before income taxes and fixed charges. Fixed charges consist of interest on indebtedness, amortization of debt issuance costs which are charged to interest expense and a reasonable approximation of the interest factor related to operating leases. Fixed charges for 2005 included incremental interest expense compared to 2004 of $7.9 million incurred in the first half of 2005 resulting from ADESA’s recapitalization and transition to an independent public company. Fixed charges for 2004 included incremental interest expense compared with 2003 of $8.7 million resulting from ADESA’s recapitalization in June 2004.

(5)	Available cash and cash equivalents excludes cash in transit, restricted cash balances and foreign cash not repatriated at ADESA.

(6)	Working capital is defined as current assets less current liabilities.

(7)	Represents total debt less available cash and cash equivalents, which excludes cash in transit, restricted cash balances and foreign cash not repatriated at ADESA.

*        *        *

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma consolidated financial information is based on the audited consolidated financial statements of ADESA and IAAI appearing elsewhere in this offering circular, as adjusted to illustrate the estimated pro forma effects of the Merger (excluding the application of purchase accounting) and the other Transactions (including this offering) and the full-year impact of the IAAI 2006 Acquisitions. The unaudited pro forma consolidated financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of ADESA,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of IAAI,” “Selected Historical Financial Data of ADESA,” “Selected Historical Financial Data of IAAI,” the audited consolidated financial statements of ADESA and IAAI and related notes and other financial information appearing elsewhere in this offering circular.

The unaudited pro forma consolidated balance sheet data as of December 31, 2006 has been prepared to give effect to the Transactions as if they had occurred on such date. The unaudited pro forma consolidated statement of operations data and other financial data for the year ended December 31, 2006 has been prepared to give effect to (i) the Transactions as if they had occurred on the first date of the fiscal year 2006 (December 26, 2005 for IAAI and January 1, 2006 for ADESA) and (ii) the IAAI 2006 Acquisitions as if each of these acquisitions had been consummated on December 26, 2005.

The unaudited pro forma adjustments related to the Transactions are preliminary and based upon available information obtained to date and certain assumptions that we believe are reasonable. However, as of the date of this offering circular, we have not performed the valuation studies necessary to estimate the fair values of the assets we will acquire and the liabilities we will assume and the related allocation of purchase price, nor have we identified the adjustments, if any, necessary to conform ADESA’s and IAAI’s historical accounting policies. As such, the actual adjustments will be made as of the closing date of the Transactions and may differ from those reflected in the Unaudited Pro Forma Consolidated Financial Information presented below. Such differences may be material.

The pro forma adjustments reflect our preliminary estimates of the purchase price allocation, which may change upon finalization of appraisals and other valuation studies that we will arrange to obtain. For purposes of computing pro forma adjustments, we have assumed that historical values of current assets acquired and current liabilities assumed reflect fair value. The pro forma balance sheet does not include any fair value adjustments for inventory, property, plant and equipment, trademarks and tradenames, patented technology, customer contracts and relationships or other identifiable intangible assets since we have not completed the appraisal process for these assets. Ultimately, a portion of the purchase price may be allocated to these assets and to deferred tax assets and liabilities, and the amounts may be material. An adjustment to the purchase price allocated to inventory would impact cost of goods sold subsequent to the acquisition date. Purchase price allocated to property, plant and equipment and amortizable intangible assets would result in additional depreciation and amortization expense which is not included in the pro forma statement of operations and may be material.

The pro forma adjustments include adjustments related to deferred tax assets or liabilities. The structure of the Merger and certain elections that we may make in connection with the Merger and subsequent tax filings may impact the amount of deferred tax liabilities that are due and the realization of deferred tax assets. The unaudited pro forma consolidated financial information is for informational purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial position that we would have reported had the Transactions been completed as of the dates presented, and should not be taken as representative of our future consolidated results of operations or financial position.

Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2006

(Dollars in millions)	ADESA Historical December 31, 2006	ADESA Pro Forma Adjustments			ADESA Adjusted December 31, 2006	IAAI Historical December 31, 2006	IAAI Pro Forma Adjustments			IAAI Adjusted December 31, 2006	Transactions Pro Forma Adjustments			Combined Pro Forma December 31, 2006

Assets
Cash and cash equivalents	$195.7	$			$195.7	$14.0	$			$14.0		$(7.0	)(e)	$202.7
Restricted cash	7.8				7.8	—				—				7.8
Accounts receivable, net	192.8				192.8	56.6				56.6				249.4
Finance receivables	203.3				203.3	—				—				203.3
Retained interests in finance receivables sold	69.6				69.6	—				—				69.6
Inventories	7.7				7.7	19.2				19.2				26.9
Prepaid expenses and other current assets	9.7				9.7	8.3				8.3				18.0
Deferred income taxes	21.9				21.9	11.7				11.7		13.2	(i)	46.8

Total current assets	708.5				708.5	109.8				109.8		6.2		824.5

Property, plant and equipment, net	597.1				597.1	80.2				80.2				677.3
Goodwill	557.8		(557.8	)(a)	—	241.3		(241.3	)(c)	—
Other intangible assets	49.0				49.0	147.5				147.5				196.5
Other non-current assets	62.9				62.9	9.7				9.7		79.2	(g)	151.8
Unallocated excess purchase price	—		1,895.8	(a)	1,895.8			375.4	(c)	375.4		(214.1	)(f)	2,057.1

Total assets	$1,975.3		$1,338.0		$3,313.3	$588.5		$134.1		$722.6		$(128.7)		$3,907.2

Liabilities and Stockholders’ Equity
Accounts payable	$249.6	$			$249.6	$37.5	$			$37.5	$			$287.1
Accrued liabilities	96.5				96.5	19.3				19.3		(6.4	)(e)	109.4
Current portion of long-term debt	30.0				30.0	2.3				2.3		(17.1	)(e)	15.2
Current liabilities of discontinued operations	7.2				7.2	—				—				7.2

Total current liabilities	383.3				383.3	59.1				59.1		(23.5)		418.9

Long-term debt	322.5				322.5	342.7				342.7		(630.6	)(e)	34.6
Revolver	—				—	—				—				—
Term loan B	—				—	—				—		1,475.1	(e)	1,475.1
Notes offered hereby	—				—	—				—		1,100.0	(e)	1,100.0
Other non-current liabilities	66.0				66.0	12.3				12.3				78.3
Deferred income taxes	—				—	36.1				36.1				36.1
Total stockholders’ equity	1,203.5		1,338.0	(b)	2,541.5	138.3		134.1	(d)	272.4		(2,049.7	)(h)	764.2

Liabilities and stockholders’ equity	$1,975.3		$1,338.0		$3,313.3	$588.5		$134.1		$722.6		$(128.7)		$3,907.2

See accompanying notes to unaudited pro forma consolidated balance sheet.

Notes to Unaudited Pro Forma Consolidated Balance Sheet

(a)	Reflects the preliminary estimated excess of purchase price over the fair values of assets acquired and liabilities assumed as a result of the following assumed purchase price allocation for ADESA:

Purchase price(i)	$2,541.5

Historical equity	$1,203.5
Eliminate historical goodwill—ADESA	(557.8)
Residual goodwill	1,895.8

Total consideration allocated	$2,541.5

(i)	The estimated calculation of the purchase price of the ADESA equity assumes 90.1 million shares outstanding at December 31, 2006 plus net restricted stock units and an option value of $32.7 million.

(b)	Reflects the net adjustment to eliminate ADESA’s net equity and replace this amount with the new indirect equity contribution to be made, as follows:

Equity contributions	$2,541.5
Less historical equity—ADESA	(1,203.5)

Net adjustment to stockholders’ equity	$1,338.0

(c)	Reflects the preliminary estimated excess IAAI equity contribution over the fair values of assets and liabilities contributed:

Equity contribution(i)	$272.4

Historical equity	$138.3
Eliminate historical goodwill—IAAI	(241.3)
Residual goodwill	375.4

Total consideration allocated	$272.4

(i)	Represents the estimated fair value of the equity of IAAI, which is being contributed to KAR Holdings.

(d)	Reflects the net adjustment to eliminate IAAI’s historical net equity and replace this amount with the new indirect equity contribution to be made, as follows:

Equity contributions	$272.4
Less historical equity—IAAI	(138.3)

Net adjustment to stockholders’ equity	$134.1

(e)	Reflects the sources and uses for the Transactions as follows:

Sources
Term loan B	$1,490.0
Notes offered hereby	1,100.0
IAAI rollover equity	272.4
New sponsor cash equity contribution	790.0
Cash	7.0

Total Sources	$3,659.4

Uses
Estimated purchase price	$2,541.5
Repay existing debt—ADESA	318.0
Repay existing debt—IAAI	344.6
IAAI rollover equity	272.4
Estimated debt financing fees	91.1
Estimated transaction expenses	13.8
Expected premiums, expenses and fees on repaid debt—ADESA	14.6
Expected premiums, expenses and fees on repaid debt—IAAI	22.5
Accrued interest on repaid debt—ADESA	0.9
Accrued interest on repaid debt—IAAI	5.5

Total uses before non-capitalized fees and adjustment to cash	$3,624.9

Net cash	27.5

Transactions and facilities commitment fees	(20.9)
Administrative fees	(0.1)
Management severance and transaction bonuses	(13.7)
Fair value of swap	0.2

Total non-capitalized fees	(34.5)

Net adjustment to cash	$(7.0)

(f)	Reflects the preliminary estimated excess of purchase price over the fair values of assets acquired and liabilities assumed as a result of the following assumed purchase price allocation:

Purchase price	$2,541.5
Estimated direct acquisition costs(i)	13.8
Expected premiums, expenses and fees on repaid debt—ADESA	14.6
Expected premiums, expenses and fees on repaid debt—IAAI	22.5

Estimated aggregate purchase price	$2,592.4

Preliminary purchase price allocation:
ADESA historical equity, as adjusted(ii)	$2,541.5
IAAI historical equity, as adjusted(ii)	272.4
Write-off deferred financing fees on repaid debt (net of deferred taxes)—ADESA	(3.2)
Write-off deferred financing fees on repaid debt (net of deferred taxes)—IAAI	(4.2)
Residual goodwill	(214.1)

Total consideration allocated	$2,592.4

(i)	Represents estimated direct acquisition costs, including financial, advisory, legal, accounting and other costs.

(ii)	Represents ADESA’s and IAAI’s net parent investment, adjusted for the transactions that will occur prior to closing of the Transactions as described in notes (a) and (c) above respectively.

The adjustments in the notes above reflect our preliminary estimates of the purchase price allocation, which may change upon finalization of appraisals and other valuation studies that we will arrange to obtain. For purposes of computing pro forma adjustments, we have assumed that historical values of current assets acquired and current liabilities assumed reflect fair value. The pro forma balance sheet does not include any fair value adjustments for inventory, property, plant and equipment, trademarks and tradenames, patented technology, customer contracts and relationships or other identifiable intangible assets since we have not completed the appraisal process for these assets. Ultimately, a portion of the purchase price may be allocated to these assets and to deferred tax assets and liabilities, and the amounts may be material. An adjustment to the purchase price allocated to inventory would impact cost of goods sold subsequent to the acquisition date. Purchase price allocated to property, plant and equipment and amortizable intangible assets would result in additional depreciation and amortization expense which is not included in the pro forma statement of operations and may be material. We may identify other assets and liabilities to which we may allocate a portion of the purchase price.

(g)	Reflects the capitalization of estimated financing costs that we expect to incur in connection with the senior credit facilities and the notes offered hereby.

Capitalization of estimated financing costs	$91.1
Write-off of deferred financing costs related to debt being refinanced—ADESA	(5.2)
Write-off of deferred financing costs related to debt being refinanced—IAAI	(6.7)

$79.2

(h)	Reflects the net adjustment to eliminate our historical net equity and replace this amount with the new indirect equity contribution to be made, as follows:

Equity contributions	$790.0
Less historical equity—ADESA	(2,541.5)
Less historical equity—IAAI	(272.4)
Less non-capitalized fees and Transactions costs(i)	(25.8)

Net adjustment to stockholders’ equity	$(2,049.7)

(i)	Reflects the estimated non-capitalized commitment and administrative fees related to the Transactions and other fees in connection with the Transactions, the amount of which, net of deferred taxes, is recorded in equity above.

Transactions and facilities commitment fees	$20.9
Management severance and transaction bonuses	13.7
Administrative fees	0.1
Fair value of swap	(0.2)
Deferred tax assets	(8.7)

$25.8

(i)	Reflects the deferred taxes associated with the non-capitalized financing fees and other costs related to the Transactions, and the write-off of historical debt issuance fees for ADESA and IAAI:

Non-capitalized financing fees and other transaction costs	$8.7
Write-off of deferred financing costs related to debt—ADESA	2.0
Write-off of deferred financing costs related to debt—IAAI	2.5

Deferred tax asset	$13.2

Unaudited Pro Forma Consolidated Statement of Operations

for the Year Ended December 31, 2006

(Dollars in millions)	ADESA Historical December 31, 2006	IAAI Historical December 31, 2006	Pro Forma IAAI 2006 Acquisitions Adjustments(a)	Pro Forma IAAI Adjusted December 31, 2006	Transactions Pro Forma Adjustments			Combined Pro Forma December 31, 2006
Statement of Operations Data:
Net revenues	$1,103.9	$332.1	$17.0	$349.1	$			$1,453.0
Cost of goods sold	563.8	244.7	0.5	245.2				809.0

Gross profit	540.1	87.4	16.5	103.9				644.0
Selling, general and administrative	268.7	40.6	9.8	50.4		2.9	(b)	322.0
Depreciation and amortization	46.5	23.9	0.2	24.1				70.6

Operating income	224.9	22.9	6.5	29.4		(2.9)		251.4
Interest expense	27.4	30.6	0.4	31.0		181.8	(c)	240.2
Early extinguishment of debt	—	1.3		1.3				1.3
Other expense (income)	(6.9)	(0.5)		(0.5)				(7.4)

Income (loss) before income taxes	204.4	(8.5)	6.1	(2.4)		(184.7)		17.3
Income taxes	77.6	(2.0)	1.4	(0.6)		(70.2	)(d)	6.8

Net (loss) income from continuing operations	$126.8	$(6.5)	$4.7	$(1.8)		$(114.5)		$10.5

Notes to Unaudited Pro Forma Consolidated Statement of Operations

(a)	Reflects the net full-year impact of IAAI 2006 Acquisitions as if they had occurred on December 26, 2005.

(b)	Reflects the net adjustment to selling and administrative expense for the annual sponsor financial advisory fees.

(c)	Represents pro forma interest expense resulting from our new capital structure, using, in the case of revolving and term loan borrowings, an assumed LIBOR rate of 5.36% as follows:

Pro forma year ended December 31, 2006
(in millions)
Revolving credit facility(i)	$—
Term loan B(ii)	116.7
Notes offered hereby(iii)	108.1
Capital lease interest expense(iv)	1.7
Agency and commitment fees(v)	0.3
Amortization of capitalized debt issuance costs(vi)	13.4

Pro forma interest expense	240.2
Less historical interest expense, net(vii)	(58.4)

Total pro forma interest expense adjustment	$181.8

(i)	Reflects no borrowings under and therefore no pro forma interest expense on new revolving credit facility for up to $300.0 million of borrowings, substantially all of which is expected to be available at closing.

(ii)	Reflects pro forma interest expense on the average borrowings outstanding under the term loan B.

(iii)	Reflects pro forma interest expense on the principal balance of the notes offered hereby.

(iv)	Reflects historical interest expense related to capital lease obligations on a principal balance of $34.9 million at an average interest rate of 5.0%. Does not reflect interest income on related $34.5 million of development revenue bonds, which have a 5.0% interest rate.

(v)	Reflects annual agency fees and commitment fees of 0.50% on an assumed $50.0 million average available and undrawn balance under our revolving credit facility.

(vi)	Reflects non-cash amortization of capitalized debt issuance costs. These costs are amortized over the term of the related debt (six years for the revolving credit facility, six and one-half years for the term loan B, seven years for the senior notes and eight years for the senior subordinated notes).

(vii)	Reflects historical interest expense on existing debt that is being refinanced.

A 1/8% change in assumed weighted average interest rates applicable to our new senior secured credit facilities and the notes offered hereby would change pro forma interest expense by $3.1 million for the year ended December 31, 2006.

(d)	Represents the estimated tax effect of the pro forma adjustments to interest expense and selling, general and administration expenses, calculated at an assumed combined federal and state effective rate applicable to KAR Holdings of 38.0%.

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KAR LLC and ADESA have received voluntary requests for information relating to a Federal Trade Commission (“FTC”) review of KAR LLC’s proposed acquisition of all the voting securities of ADESA. The FTC review does not affect the clearance granted by the FTC under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. While the parties do not believe that the combination of ADESA and IAAI presents any material antitrust issues and do not anticipate that the FTC will seek to require any divestiture or separation of any operations, the parties are unable to predict the outcome of the FTC review. We believe, but we cannot provide you with any assurance that, if the FTC were to seek and obtain any such divestiture, separation or similar relief, it would not be material to our operations post-closing. The parties are working with the FTC to provide the requested information.